                                                             CONTRACT #LGE 99002
                                                       PEABODY COALSALES COMPANY
                                                                 AMENDMENT NO. 1

                                                                  EXHIBIT 10.105

                    AMENDMENT NO. 1 TO COAL SUPPLY CONTRACT

         THIS AMENDMENT NO. 1 TO COAL SUPPLY CONTRACT ("Amendment No. 1") is entered into effective as of January 1, 2000, by and between LOUISVILLE GAS AND ELECTRIC COMPANY (hereinafter referred to as "BUYER"), whose address is 220 West Main Street, Louisville, Kentucky 40202, and PEABODY COALSALES COMPANY, a Delaware corporation (hereinafter referred to as "SELLER"), whose address is 701 Market Street, St. Louis, Missouri 63101-18926. In consideration of the agreements herein contained, the parties hereto agree as follows:

1.0      AMENDMENTS

         The Agreement heretofore entered into by the parties, dated effective January 1, 1999 and identified by the Contract Number set forth above, (hereinafter referred to as "Agreement") is hereby amended as follows:

2.0      TERM

         The term of this Agreement shall continue through December 31, 2001, subject to the provisions of Section 8.4.

3.0      QUANTITY

         3.1      Section 3.1 BASE QUANTITY, is modified and reads as follows:


YEAR                               BASE QUANTITY (TONS)
----                               --------------------
2000                                        1,500,000
2001                                        1,500,000


         3.2 Section 3.2 DELIVERY SCHEDULE is deleted in its entirety and replaced with the following.

                  "Such coal shall be delivered ratably in accordance with reasonable delivery schedules to be mutually agreed upon between Buyer and Seller."

                                                             CONTRACT #LGE 99002
                                                       PEABODY COALSALES COMPANY
                                                                 AMENDMENT NO. 1

         3.3 Section 3.3 OPTION TO INCREASE OR DECREASE QUANTITY is added and reads as follows:

                  "Buyer shall have the right to increase or decrease the Base Quantity to be delivered hereunder by up to 18,750 tons per calendar quarter (three months). For example, if Buyer increases the quantity by 18,750 tons each quarter during a calendar year, the net increase will be 75,000 tons. Buyer shall exercise such option by giving Seller such notice stating Buyer's exercise of the option and specifying the increase or decrease in tonnage, no later than thirty days prior to the first day of the quarter in which the increased or decreased tonnage will be delivered."

4.0      SOURCE

         4.1 Section 4.1 SOURCE is hereby deleted and replaced with the following:


                  "The coal sold hereunder, including coal purchased by Seller from third parties, shall primarily be supplied from Seller's Patriot Complex located in Henderson County, Kentucky. Seller may also provide coal supplied from Seller's Lynnville Mine located in Warrick County, Indiana, Seller's Camp Complex located in Union County, Kentucky, and Seller's Gibraltar Mine located in Muhlenberg County, Kentucky, (all of the foregoing sources hereinafter referred to as the "Coal Properties)."

5.0      DELIVERY

         5.1 Section 5.1 BARGE DELIVERY is amended to include the addition of the following delivery points:

                  "Lynnville Mine delivery point: Yankeetown dock located at Mile Point 772.5 on the Ohio River.

                  Camp Mine Complex delivery point: Camp Breckinridge located at Mile Point 842.0 on the Ohio River.

                  Gibraltar Mine delivery point: Gibraltar Dock located at Mile Point 85.9 on the Green River."

6.0      PRICE

         6.1 Section 8.1 BASE PRICE is hereby deleted and replaced with the following:

                                                             CONTRACT #LGE 99002
                                                       PEABODY COALSALES COMPANY
                                                                 AMENDMENT NO. 1

                  "The base price ("Base Price") of the coal to be sold hereunder will be firm (subject to Section 8.4 Price Review) and in accordance with the following schedule:

                            PATRIOT MINE - BASE PRICE

YEAR          $ PER MMBTU     $ PER TON
-----         -----------     ---------
2000             $0.8090      $17.07
2001             $0.8090      $17.07


    LYNNVILLE MINE - BASE PRICE


YEAR          $ PER MMBTU     $ PER TON
-----         -----------     ---------
2000            $0.8256       $17.42
2001            $0.8256       $17.42


    CAMP COMPLEX - BASE PRICE


YEAR          $ PER MMBTU     $ PER TON
-----         -----------     ---------
2000          $0.8100         $17.09
2001          $0.8100         $17.09



        GIBRALTAR - BASE PRICE

YEAR          $ PER MMBTU      $ PER TON
-----         ------------     ---------
2000          $0.7896          $16.66
2001          $0.7896          $16.66


         6.2      Section 8.4 PRICE REVIEW is added and reads as follows:

                                                             CONTRACT #LGE 99002
                                                       PEABODY COALSALES COMPANY
                                                                 AMENDMENT NO. 1

                  "The Base Price and all other terms and conditions of this Agreement shall be subject to review for any reason at the request of either party for revisions to become effective on January 1, 2001. The party requesting such a review shall give written notice of its request to the other party on or before July 1, 2000. The parties then shall negotiate on new prices and/or other terms and conditions between July 1 and October
                  1. If the parties do not reach an agreement by October 1, 2000 then this Agreement will terminate as of December 31, 2000 without liability due to such termination for either party.

                  This clause shall not be interpreted as a Right of First Refusal or exclusive supply agreement."

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 on the day and year below written, but effective as of the day and year first set forth above.

   LOUISVILLE GAS AND ELECTRIC COMPANY        PEABODY COALSALES COMPANY

     BY:   /SIGNED/                           BY:   /SIGNED/
        ------------------------------           -------------------------------
     TITLE:                                   TITLE:
           ---------------------------              ----------------------------
     DATE:                                    DATE:
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